UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No.  1  )*

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 9, 2006

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION

(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

1420 NW 23rd Avenue,

FORT LAUDERDALE, FLORIDA 33311

(Address of principal executive offices) (Zip Code)

(954) 561-7321

(Registrant’s telephone number, including area code)

5229 NW 33rd Avenue,

Ft. Lauderdale, FL 33309

(Former name or former address, if changed since last report)

EXPLANATORY NOTE

On August 3, 2006 Information Architects Corporation, a North Carolina corporation (the "Company") filed under Item 2.01 Completion of Acquisition or Disposition of Assets of Form 8-K to report its acquisition of  Xtreme Outdoor Network, LLC.  There was a discrepancy in section 3.01 of the Asset Acquisition Agreement. A copy of the Amended Asset Acquisition Agreement is attached hereto as Exhibit 10 and is incorporated herein by reference.

Item 9.01 Exhibits

Number	Description
10	Amended Acquisition Agreement

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Date: August 9, 2006	Information Architects Corporation BY: /S/ Todd K. Morgan —————————————— Todd K. Morgan Chief Executive Officer